UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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Avalon Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

April 30, 2007

Dear Avalon Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at our headquarters at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876, on Thursday, June 7, 2007 at 9:30 a.m. (Eastern Time). Information about the meeting, the nominees for directors and the proposals to be considered are presented in the Notice of Annual Meeting of Stockholders and the Proxy Statement on the following pages.

In addition to the formal items of business to be brought before the meeting, I will report on our operations during 2006. This will be followed by a question and answer period.

Your participation in Avalon’s affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy promptly.

We look forward to seeing you on June 7th.

Sincerely,

/s/ Kenneth C. Carter
Kenneth C. Carter
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 7, 2007

The Annual Meeting of Stockholders (“Annual Meeting”) of Avalon Pharmaceuticals, Inc. (“we”, “our”, “us”, “Avalon” or the “Company”) will be held at the Company’s headquarters at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876 on Thursday, June 7, 2007 at 9:30 a.m. (Eastern Time), for the following purposes:

1. To elect eight (8) directors to serve on the Company’s Board of Directors for a term of one year and until their successors are elected and qualified;

2. To approve the amendment of the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available for issuance under the Incentive Plan from 1,581,582 shares to 2,381,582 shares;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 20, 2007 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of stockholders as of the record date will be open for examination during the Annual Meeting.

Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

By Order of the Board of Directors,

/s/  Thomas G. David
Thomas G. David
Corporate Secretary

Germantown, Maryland 20876
April 30, 2007

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person if you wish, even if you have previously returned your proxy.

AVALON PHARMACEUTICALS, INC.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007

PROXIES AND VOTING AT THE ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting. This Proxy Statement, the accompanying proxy card and Avalon’s Annual Report to Stockholders are being mailed to stockholders on or about May 8, 2007. Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information.

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Recommendations of the Board of Directors

Avalon’s Board of Directors recommends that you vote “FOR” each of the nominees of the Board of Directors, “FOR” the amendment of the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan from 1,581,582 shares to 2,381,582 shares, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 20, 2007 (the “record date”) are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting. On the record date, there were 13,150,924 outstanding shares of Avalon common stock, $0.01 par value per share. Each share is entitled to one vote. Stockholders do not have cumulative voting rights.

Quorum Requirement

The holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for the meeting to be held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”).

Voting of Proxies and Vote Required

Since many Avalon stockholders are unable to attend the Company’s Annual Meeting, our Board of Directors is soliciting proxies to be voted at the Annual Meeting to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. In addition to the use of the mail, we may solicit proxies in person, by telephone, facsimile, wire or other electronic means. We will bear the cost of soliciting these proxies. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We are asking you to designate Dr. Kenneth C. Carter

(Chief Executive Officer and President) and Mr. Thomas G. David (Senior Vice President of Operations, General Counsel and Secretary), and/ or either of them, as your proxies.

Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, then sign, date and return the card in the enclosed, stamped envelope.

When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and any adjournment thereof as directed by the stockholder. If no direction is indicated by the stockholder, such shares will be voted “FOR” the election of directors, “FOR” the amendment of the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan from 1,581,582 shares to 2,381,582 shares, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The proxies will be voted “FOR” or “AGAINST” such other matters as may properly come before the meeting at the discretion of the proxy holders. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Corporate Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If common stock owned by a stockholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment. Any beneficial owner of shares of common stock as of the record date who intends to vote such shares in person at the Annual Meeting must obtain a legal proxy from the record owner and present such proxy at the Annual Meeting in order to vote such shares.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and voting on the matter is required with respect to the approval of the amendment of the Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. With respect to the approval of the amendment of the Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, abstentions will have no effect on the proposals and will be counted only for purposes of determining whether there is a quorum. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

Attendance at Annual Meeting

To ensure the availability of adequate space for Avalon stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company’s stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Corporate Secretary of the Company in advance of the meeting and receive written concurrence. Those unable to attend may request a copy of the report of the proceedings of the meeting from the Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors, each with a term expiring at the Annual Meeting. A Board of eight directors is to be elected at the Annual Meeting, each director so elected to hold office until his successor is duly elected and qualified. Each of the nominees is currently a director of the Company, and each of the nominees has informed the Board that he is seeking re-election.

The Board of Directors recommends that you vote “FOR” each of the nominees for director.

Board of Directors

The table below shows the name and age (as of the date of the Annual Meeting) of each of the nominees for director, any positions and offices held by each with the Company, and the period during which each has served as a director of the Company.

			Served as
Name	Age	Position Held	Director Since

Kenneth C. Carter, Ph.D.	47	Chief Executive Officer, President and Director	1999
David S. Kabakoff, Ph.D.	59	Director	2006
Michael R. Kurman, M.D.	55	Director	2002
Bradley G. Lorimier	61	Director	1999
Ivor Royston, M.D.	62	Director	2000
William A. Scott, Ph.D.	67	Director	1999
Alan G. Walton, Ph.D.	71	Chairman and Director	1999
William H. Washecka	59	Director	2006

Kenneth C. Carter, Ph.D.  is a co-founder of Avalon and has served as President, Chief Executive Officer and as a member of our Board of Directors since Avalon’s inception in November 1999. Prior to joining Avalon, he was a Senior Scientist at Human Genome Sciences, Inc., where he directed the company’s gene mapping initiative from 1993 to 1999. Dr. Carter was a member of a team of scientists that identified genes involved in colon cancer that was named “Discovery of the Year” by Science Magazine in 1994. Dr. Carter holds a Ph.D. in Human Genetics from the University of Texas Medical Branch and a B.S. from Abilene Christian University.

David S. Kabakoff, Ph.D.  has served as a member of our Board of Directors since October 2006. Dr. Kabakoff is the current President and Chief Executive Officer of Strategy Advisors LLC, which he established in 2001 to provide business and strategic advisory services to life sciences companies. Prior to its acquisition by Cephalon, Inc. in June 2005, Dr. Kabakoff served as Chairman and Chief Executive Officer of Salmedix, Inc., a company he co-founded in 2001 to develop novel oncology drugs. From 1996 to September 2000, Dr. Kabakoff held executive management positions with Dura Pharmaceuticals, a specialty pharmaceutical company, acquired by Elan Pharmaceuticals. Prior to joining Dura, Dr. Kabakoff was Chairman and Chief Executive Officer of Corvas International, a biopharmaceutical firm focused on cardiovascular and inflammatory diseases, and held senior management positions with Hybritech, Inc., a pioneer in the field of monoclonal antibodies, which was acquired by Eli Lilly & Co. in 1986. Dr. Kabakoff received his Ph.D. in Chemistry from Yale University and his B.A. in Chemistry from Case Western Reserve University. Dr. Kabakoff serves on the Board of Directors of Amplimmune, Inc., Intermune, Inc., Trius Therapeutics,(formerly Rx3 Pharmaceuticals) and Allylix, Inc.

Michael R. Kurman, M.D.  has served as a member of our Board of Directors since December 2002. Since March 2000, Dr. Kurman has been an independent consultant to the pharmaceutical, biotechnology and healthcare industries specializing in oncology and oncology drug development. Dr. Kurman has held management roles in several global oncology drug development programs, including: Director of Clinical Research, Oncology and Allergy for Janssen Research Foundation; Vice President, Clinical Research for U.S. Biosciences Inc.; and Vice President, Clinical and Scientific Operations with Quintiles Transnational Corp.’s Oncology Therapeutics Division. Dr. Kurman holds an M.D. from Cornell University Medical College and a B.S. from Syracuse University.

Bradley G. Lorimier is a co-founder of Avalon and has served as a member of our Board of Directors since December 1999. Since 1999, Mr. Lorimier has been an independent consultant to the pharmaceutical and biotechnology industries. Mr. Lorimier has served in leadership positions in both the pharmaceutical and biotechnology industries, including as Vice President of Licensing and Vice President of Corporate Development at Johnson & Johnson and as Senior Vice President and Director of Human Genome Sciences, Inc. He is currently on the Board of Directors for Invitrogen Corporation and was a director of Matrix Pharmaceutical, Inc. from December 1997 to March 2002. Mr. Lorimier received a B.S. from the University of Illinois.

Ivor Royston, M.D.  has served as a member of our Board of Directors since August 2000. Since 1990, Dr. Royston has served as a founding partner at Forward Ventures and is currently Managing Member of that firm.

From 1990-2000, he served as the founding President and Chief Executive Officer of the non-profit Sidney Kimmel Cancer Center, where he remains a member of the Board of Trustees. From 1978 to 1990, he was on the faculty of the medical school and cancer center at the University of California, San Diego. In 1978, Dr. Royston was a co-founder of Hybritech, Inc., and in 1986, he co-founded IDEC Corporation. Dr. Royston has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies, including CancerVax Corporation, TargeGen, Inc., Corautus Genetics Inc., and Favrille, Inc. Dr. Royston has authored over 100 scientific publications and is a nationally-recognized physician-scientist in the area of cancer immunology. Dr. Royston served as a member of the National Cancer Institute’s National Cancer Advisory Board from 1996 to 2002. Dr. Royston received a B.A. and M.D. degree from The Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.

William A. Scott, Ph.D.  has served as a member of our Board of Directors since December 1999. Since June 2000, Dr. Scott has been an independent consultant to several biotechnology companies. From March 1997 to August 1999, Dr. Scott was the Chief Executive Officer of Physiome Sciences, Inc., a privately-held bioinformatics company. Prior to that, he held senior level positions at Bristol-Myers Squibb Company, including Senior Vice President of Drug Discovery Research at Bristol-Myers Squibb Pharmaceutical Research Institute from March 1990 through 1996. He previously served as a director of Variagenics, Inc. and currently serves as a director of Atherogenics, Inc. and Deltagen, Inc. Dr. Scott holds a Ph.D. in Biochemistry from the California Institute of Technology and a B.S. from the University of Illinois.

Alan G. Walton, Ph.D., D.Sc.  is a co-founder of Avalon and has served as a member and Chairman of our Board of Directors since Avalon’s inception in November 1999. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co. Dr. Walton also serves on the Board of Directors of Acadia Pharmaceuticals, Inc. and Advanced Cell Technology, Inc. He previously has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies, including Human Genome Sciences, Inc. and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical School from 1961 to 1981 and a member of President Carter’s Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry, a D.Sc. in Biological Chemistry and a B.S. in Chemistry, each from the University of Nottingham and in 2005 received a honorary LLD degree in recognition of his lifetime achievement in life sciences, also from the University of Nottingham.

William H. Washecka has served as a member of our Board of Directors since March 2006. From 2004 to December of 2006, Mr. Washecka has served as the Chief Financial Officer of Prestwick Pharmaceuticals, Inc., a manufacturer of drugs for disorders of the central nervous system. In 2001-2002, he served as Senior Vice President and Chief Financial Officer of USinternetworking, Inc. USinternetworking, Inc. filed a voluntary bankruptcy petition under Chapter 11 of the Federal bankruptcy laws in January 2002. From 1972-2001 he served in various capacities at Ernst & Young LLP including as Partner from 1986-2001. At Ernst & Young LLP he established and managed the high technology and emerging business practice in the Mid-Atlantic area from 1986-1999. Additionally, Mr. Washecka was a co-founder of the Mid-Atlantic Venture Capital Conference. He currently is a director and member of the audit committee of Online Resources Corporation and Audible, Inc. Mr. Washecka holds a BS in accounting from Bernard Baruch College of New York and participated in Kellogg Advanced Management Program. He is a CPA in Maryland, Virginia, the District of Columbia and New York.

MANAGEMENT OF THE COMPANY

Board of Directors

Our Board of Directors currently consists of ten members. Each director serves until the next annual meeting of stockholders or until he is succeeded by another qualified director who has been elected. Vacancies on our Board of Directors and newly created directorships may be filled by the then current members of our Board of Directors, with each new director standing for election at the next annual meeting of stockholders. A Board of eight directors is to be elected at the Annual Meeting.

Our Board held thirteen meetings during 2006. All of our directors attended at least 75% of the total of these meetings and the meetings of the committees on which they serve. The Company encourages, but does not require, members of the Board to attend annual stockholder meetings. Of the nine members of our Board of Directors in office as of last year’s annual meeting, seven were in attendance at that meeting.

Under the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), a majority of the members of our Board must qualify as “independent directors” as defined by the NASDAQ. Our Board consults with our legal counsel to ensure that its determinations of director independence are consistent with all relevant securities and other laws and regulations, including those set forth in pertinent listing standards of the NASDAQ. Consistent with these considerations, our Board reviews all relevant transactions and relationships between each director and any of his or her family members and Avalon, our executive officers and our independent registered public accounting firm. As part of this process, our Board evaluated for each of Drs. Kurman and Scott and Mr. Lorimier, the annual amount of compensation received by these directors under consulting or similar arrangements with the Company during each of the three completed fiscal years prior to the evaluation of their independence and determined that these amounts were immaterial for Drs. Kurman and Scott. Following its review, our Board has affirmatively determined that the following directors, constituting a majority of our Board of Directors, are independent directors as defined by the NASDAQ: Dr. Michael R. Kurman, Dr. David S. Kabakoff, Dr. Ivor Royston, Dr. William A. Scott, Mr. Patrick Van Beneden, Dr. Alan G. Walton, Mr. William H. Washecka and Dr. Raymond J. Whitaker. Our Board of Directors has determined that Dr. Kenneth C. Carter is not an independent director because of his employment as President and Chief Executive Officer of the Company and that Mr. Lorimier is not an independent director because of compensation he receives under a consulting agreement with us. See “Certain Relationships and Related Transactions” for a detailed description of Mr. Lorimier’s consulting agreement.

Our Nominating and Corporate Governance Committee is responsible for conducting an annual self-assessment of the performance of our Board of Directors. The Nominating and Corporate Governance Committee uses written questions to evaluate the Board as a whole. Additionally, each committee of the Board of Directors is responsible for conducting an annual self-evaluation as provided for in the committee’s respective charter.

At most meetings of the Board of Directors, time is set aside for the independent directors to meet without management present. Dr. Walton, our Chairman of the Board, presides at these sessions.

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, the Board welcomes communications from stockholders and has adopted the following procedure for receiving and addressing them. Stockholders may send written communications to the entire Board or to individual members, addressing them to our Corporate Secretary, Thomas G. David, at 20358 Seneca Meadows Parkway Germantown, Maryland 20876. Communications by e-mail should be sent to board@avalonrx.com and marked “Attention: Corporate Secretary” in the “Subject” field. Copies of such written or email communications will be provided to the Board or relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by our Board of Directors. The Board has determined that each director who serves on these committees is an independent director within the meaning of the rules of the NASDAQ and that all members of the Audit Committee are also independent within the meaning of the independence standards of Rule 10A-3(b) under Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of these committees operate under a written charter which sets the functions and responsibilities of that committee. A copy of the charter for each committee can be found on our website at http://www.avalonrx.com. More information concerning each of the committees is set forth below.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act consisting of Mr. Washecka (Chairman), Mr. Van Beneden and Dr. Whitaker. The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	our compliance with legal and regulatory requirements;

•	our Independent Registered Public Accounting Firm’s qualifications and independence; and

•	the performance of our Independent Registered Public Accounting Firm.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our Independent Registered Public Accounting Firm, Ernst & Young LLP. In addition, the Audit Committee is responsible for reviewing and approving any related party transaction entered into by us in accordance with standards and procedures we have adopted in the Audit Committee’s charter. See “— Related Person Transaction Policy and Procedures.” Our Board of Directors has determined that Mr. Washecka is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”).

During 2006, the Audit Committee met five times.

Compensation Committee

We have a Compensation Committee consisting of Dr. Scott (Chairman), Mr. Van Beneden, Dr. Walton and Mr. Washecka. The Compensation Committee is responsible for:

•	considering, recommending, overseeing, implementing and administering the Company’s incentive compensation plans and equity-based plans in which directors, the Chief Executive Officer, other executive officers and other employees of the Company and its subsidiaries may be participants;

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

•	evaluating and approving compensation for the Company’s other executive officers and overseeing the Company’s equity incentive programs.

In addition, the Compensation Committee reviews and approves:

•	employment arrangements for our executive officers;

•	our company-wide compensation and benefits programs; and

•	our succession, retention and management training programs.

During 2006, the Compensation Committee met eleven times.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee consisting of Dr. Whitaker (Chairman), Dr. Kurman and Dr. Royston. The purpose of the nominating and corporate governance committee is to:

•	identify for, and recommend to, the Board of Directors nominees for membership on the Board of Directors;

•	develop and recommend to the Board of Directors a set of corporate governance principles;

•	recommend to the Board of Directors nominees for each Board committee; and

•	receive comments from all directors and report annually to the Board of Directors on an assessment of the Board’s performance.

During 2006, the Nominating and Corporate Governance Committee met three times.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons.

In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possess the highest professional and personal ethics and values and has broad experience at the policy-making level in business, government, education or public interest before the Nominating and Corporate Governance Committee would recommend a candidate as a nominee to the Board of Directors. In particular, the Nominating and Corporate Governance Committee identifies and recommends qualified candidates for Board membership based primarily on the following criteria:

•	director candidates shall have the highest personal and professional integrity;

•	director candidates shall have a record of exceptional ability and judgment;

•	director candidates shall have skills and knowledge useful to the oversight of the Company;

•	director candidates must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

•	director candidates should have the interest, capacity and willingness, in conjunction with the members of the Board, to serve the long-term interests of the Company’s stockholders;

•	to the extent considered appropriate by the Board, a director candidate may be required to be a “financial expert” as defined in Item 401 of Regulation S-K; and

•	director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interests of the Company and its stockholders.

In October 2006, the Board, on the recommendation of the Nominating and Corporate Governance Committee, appointed David Kabakoff, a former Chief Executive Officer of Salmedix and currently President and Chief Executive Officer of Strategy Advisors, LLC, as a new director, after increasing the number of directors from nine to ten. Mr. Kabakoff was originally recommended to the Nominating and Corporate Governance Committee as a director candidate by one of the board’s non-management directors. In forming its recommendations, the Nominating and Corporate Governance Committee considered the criteria described above and, based on its review, it was the Nominating and Corporate Governance Committee’s recommendation that Dr. Kabakoff be appointed as a director.

The Nominating and Corporate Governance Committee considers recommendations from any reasonable source, including director nominees recommended by stockholders, in discharging its responsibilities to identify for, and recommend to, the Board of Directors nominees for membership on the Board of Directors. Stockholders who wish to suggest potential nominees may address their suggestions in writing to Avalon Pharmaceuticals, Inc., 20358 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary.

In addition to submitting suggestions for director nominees to the Nominating and Corporate Governance Committee, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting of the Company’s stockholders if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to or mailed and received by the Corporate Secretary of the Company at the Company’s principal executive offices not later than (i) with respect to an election of directors to be held at an annual meeting of stockholders, the ninetieth day prior to the anniversary date of the preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

Any stockholder wishing to nominate a candidate for election as a director should submit the following written information to our Corporate Secretary:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the election of such director pursuant to Regulation 14A under the Exchange Act; and

•	the consent of each nominee to serve as a director of the corporation if so elected.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Corporate Governance

We maintain a corporate governance page on our website that includes key information about our corporate governance policies, including:

•	our Code of Ethics for Senior Financial Officers, a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller;

•	our Standards of Business Conduct, a set of business conduct standards that applies to all of our directors, officers and employees;

•	our Corporate Governance Guidelines, a set of corporate governance guidelines designed to assist our Board of Directors in fulfilling its responsibilities to the Company’s stockholders to oversee the work of management and the Company’s business results; and

•	the charters of our Board committees.

These materials may be accessed and reviewed through our website, http://www.avalonrx.com, by going to our “Investor Relations” page and clicking on “Corporate Governance.” We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for Senior Financial Officers, by posting such information on our website at the address above.

Related Party Transaction Policy and Procedures

The Audit Committee is responsible for reviewing and approving any related party transaction entered into by us in accordance with standards and procedures we have adopted in the Audit Committee’s charter. In particular, the Audit Committee’s charter provides that the Audit Committee shall review all related party transactions and similar matters to the extent required by the stock exchanges or stock quotation systems on which the Company’s securities are listed to be approved by an audit committee or comparable body. Additionally, the Audit Committee’s charter provides that the Audit Committee shall review the Company’s policies and procedures with respect to Company transactions in which officers or directors have an interest, including, where appropriate and when requested by the Company’s management or independent auditors, policies and procedures with regard to officer use of corporate assets.

Compensation of Directors

The following table presents information relating to total compensation of our directors for the year ended December 31, 2006, other than Dr. Carter, our President and Chief Executive Officer, who did not receive additional compensation as a director and whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement.

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(1)(2)	($)(1)	($)	($)	($)		($)

David S. Kabakoff, Ph.D.	5,625	0	6,483	0	0	0		12,108
Michael R. Kurman, M.D	22,500	0	30,183	0	0	2,100	(3)	54,783
Bradley G. Lorimier	20,000	0	37,836	0	0	120,000	(4)	177,836
Ivor Royston, M.D.	0	23,125	26,887	0	0	0		50,012
William A. Scott, Ph.D.	25,000	0	33,551	0	0	0		58,551
Patrick Van Beneden	26,875	0	0	0	0	0		26,875
Alan G. Walton, Ph.D.	0	50,000	39,743	0	0	0		89,743
William H. Washecka	24,795	0	24,344	0	0	0		49,139
Raymond J. Whitaker, Ph.D.	0	27,500	26,891	0	0	0		54,391

(1)	Amounts reflected in these columns represent the compensation cost recognized by Avalon during 2006 for stock option awards and awards of unrestricted shares of our common stock made in 2006 and in prior years, are calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123(R)”) and exclude the impact of estimated forfeitures related to service based vesting conditions. See Note 6 of the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards. The full grant date fair value of stock option awards made during 2006 to Dr. Kabakoff was $24,091; to Dr. Kurman was $8,725; to Mr. Lorimier was $5,717; to Dr. Royston was $5,717; to Dr. Scott was $8,401; to Dr. Walton was $15,322; to Mr. Washecka was $36,961; and to Dr. Whitaker was $5,717.

(2)	Represents the director’s election to receive all of their annual cash retainer fees in awards of unrestricted shares of our common stock under the Incentive Plan.

(3)	Represents consulting fees paid to Dr. Kurman for services rendered to us in support of our clinical trials.

(4)	Represents consulting fees paid to Mr. Lorimier for services rendered to us in support of our business development efforts.

Each non-employee director received an annual fee of $20,000 during 2006 (which was increased to $30,000 annually effective January 1, 2007) for service on our Board of Directors (pro rated for directors serving less than the full year). The Chairman of our Board of Directors receives an additional $25,000 per year. Non-employee directors also receive $2,500 annually for each committee membership, with the Chairman of the Audit Committee receiving an additional $7,500 annually and the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each receiving an additional $2,500 annually. Non-employee directors may elect annually to receive all of their annual cash retainer fees in awards of unrestricted shares of our common stock under the Incentive Plan. Annual fees are paid quarterly in arrears in four equal installments on the first business day of each fiscal quarter.

Non-employee directors who join our Board of Directors in the future also are entitled to receive an initial grant of options to purchase 10,000 shares of our common stock, and a non-employee director that becomes Chairman of our Board of Directors in the future is entitled to receive an additional grant of options to purchase 6,000 shares of our common stock. In addition, each non-employee director is entitled to receive an annual grant of options to purchase 2,500 shares of our common stock and a non-employee Chairman of our Board of Directors receives an additional annual grant of options to purchase 4,200 shares of our common stock. Option grants to non-

employee directors are made pursuant to the Incentive Plan. Initial option grants to non-employee directors vest monthly over a two-year period. Options granted to non-employee directors on an annual basis vest monthly over a one-year period.

Since April 5, 2006, Mr. Van Beneden has been entitled to receive a cash payment equal to the fair value of any options that he would otherwise be entitled to receive as a non-employee director calculated as of the date such options would have otherwise been granted to him using the Black-Scholes option-pricing model. In 2006, Mr. Van Beneden received $2,500 in lieu of the 2,500 share option grant to which he would have been entitled.

No director who is an employee receives separate compensation for services rendered as a director. Members of our Board of Directors also are reimbursed for their out-of-pocket expenses in attending meetings.

Three of our directors received compensation from us during 2006 in addition to their compensation as directors. Under a consulting agreement with Mr. Lorimier, he receives compensation in the amount of $10,000 per month for services rendered to us in support of our business development efforts. Mr. Lorimier received $120,000 in 2006 under his consulting agreement. Under a consulting agreement with Dr. Kurman, he received $2,100 in consulting fees and options for 1,000 shares of our common stock in 2006 for services rendered to us in support of our clinical trials. Additionally, during 2006 Dr. Scott received an option for 1,101 shares of our common stock in consideration for his service as a member of our Scientific Advisory Board.

Executive Officers

Biographical information for each executive officer (including their age as of the date of the Annual Meeting), other than for Dr. Carter (which is provided above), is set forth below:

Gary Lessing, age 41, serves as Executive Vice President and Chief Financial Officer. He joined Avalon as Chief Financial Officer in September 2001. Prior to joining Avalon, from 1987 to 1990 and 1992 to 2001, he held several positions at Deutsche Banc Alex Brown (DBAB), most recently as a Managing Director in the Healthcare Investment Banking Group, including serving as head of DBAB’s European Healthcare Investment Banking Group based in London with primary responsibility for serving life sciences and medical technology companies in Europe and Israel. Mr. Lessing currently is a director of Topigen Pharmaceuticals Inc. Mr. Lessing holds an M.B.A. from the Wharton School of Finance at the University of Pennsylvania and M.S.E. and B.A. degrees in Mathematical Sciences from The Johns Hopkins University.

David D. Muth, age 53, serves as Executive Vice President and Chief Business Officer. He joined Avalon in this position in September 2006. Prior to joining Avalon, Mr. Muth was with Osmotica Pharmaceutical Corp., a private global drug delivery/specialty pharmaceutical company, as its President and Chief Executive Officer from 2004 to 2006. Prior to joining Osmotica, from 2001 to 2004, he was the President and Chief Operating Officer of Cengent Therapeutics, a private drug discovery company formed by the merger of Structural Bioinformatics and GeneFormatics, Inc., and President and Chief Operating Officer of Structural Bioinformatics, Inc., a private proteomics company. Prior to these positions, Mr. Muth was Senior Vice President of Business Operations for NABI Biopharmaceutical, Inc. Additionally, Mr. Muth had a 17-year career with Johnson & Johnson in a variety of senior management roles. Mr. Muth holds a B.S. in Accounting from Villanova University and an M.B.A. in Finance and in Pharmaceutical Marketing from Pace University and Fairleigh Dickinson University, respectively.

Thomas G. David, age 60, is a co-founder of Avalon and has served as Senior Vice President of Operations and General Counsel since January 2002. Mr. David has been employed by us since our inception in November 1999. For ten years prior to joining Avalon, he served as senior attorney for the Federal Communications Commission. Mr. David holds a J.D. from the University of Utah Law School, an M.B.A. from the Wharton School of Finance at the University of Pennsylvania and a B.S. from the University of Utah.

David K. Bol, Ph.D., age 41, has served as Vice President of Pharmaceutical Development since April 2005. Dr. Bol joined Avalon in September 2002 as a Senior Scientific Director. Prior to joining Avalon, Dr. Bol worked at Bristol-Myers Squibb since 1996 and was Group Leader and Principal Scientist at Bristol-Myers Squibb since 2001. Prior to Bristol-Myers Squibb, Dr. Bol was a Faculty Research Associate in the Department of Carcinogenesis at the M.D. Anderson Cancer Center in Houston, Texas. Dr. Bol holds a Ph.D. in Molecular and Cell Biology from University of Maryland and a B.S. from The University of Rochester, New York.

J. Michael Hamilton, M.D., age 58, serves as Chief Medical Officer. He joined Avalon in this position in August 2006. Prior to joining Avalon, from 2000 to 2005, he served as Group Director of Oncology, MDC and led a portfolio of U.S. clinical trials for oncology for GlaxoSmithKline. Prior to his work at GlaxoSmithKline, from 1999 to 2000 Dr. Hamilton held the positions of Section Chief of Clinical Investigations and Program Director for the National Cancer Institute (NCI). Dr. Hamilton received his Bachelor’s degree from the University of Connecticut and his M.D. from the George Washington University. He completed his residency at the Washington Hospital Center in Washington, D.C. He is a licensed M.D. in Maryland and board certified in Internal Medicine and Medical Oncology.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This discussion and analysis is intended to provide you with an understanding of our executive compensation philosophy, plans and practices, and to give you the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures that follow.

Compensation Philosophy

We believe that compensation should be performance-based, and should vary with the attainment of specific individual and corporate objectives, as well as being closely aligned with the interests of our stockholders. Our Compensation Committee (which we refer to in this section as the “Committee”) is composed of four independent directors (as defined by the NASDAQ) and is responsible for considering, recommending, overseeing and implementing our compensation policies and procedures and for discharging our Board of Directors’ responsibilities relating to the compensation of our Chief Executive Officer and other executive officers. The Committee’s primary objective is to (i) differentiate and reward executives’ individual contributions toward collective corporate goals, (ii) reward the overall attainment of those collective corporate goals, and (iii) reflect each executive’s level of leadership and corporate responsibility. A complete description of the Committee’s role in setting executive compensation can be found earlier in this Proxy Statement in the section titled “Management of the Company — Board Committees — Compensation Committee.”

The Committee employs the following core principles to guide its executive compensation decisions.

•	Competitive Compensation: The Committee believes in positioning executive compensation at levels that are competitive with other similar biotechnology companies in order to attract and retain exceptional leadership talent needed to achieve success in a small life sciences company such as Avalon.

•	Performance-based pay: The Committee advocates executive compensation programs that balance annual and long-term corporate objectives. These programs are structured to specifically measure the achievement of individual and corporate goals and operational objectives, with the intent of fostering stockholder value in the short and long term. Both individual and corporate level performance affect an executive’s total compensation, including any increase to salary, and all annual awards, including cash bonuses and ongoing equity grants.

•	Ownership: The Committee believes that using compensation to build an ownership culture effectively aligns the interest of management and our stockholders. To this end, the Committee utilizes equity based compensation for our Chief Executive Officer and our other executive officers, including performance-contingent stock option grants, to provide incentives to enhance stockholder value.

•	Holistic view of compensation: The Committee views all components of compensation together in making compensation decisions. These components include base salary, annual incentives, long-term incentives, and fringe benefits and perquisites.

The Committee approves long-term incentive awards to our new hires and employees. Our practice has been to price option grants at the closing price of our common stock on the NASDAQ as of the date of grant, and to set the date of grant as the date of final action by our Board in approving the award. Effective February 2007, the

Committee has assumed responsibility for final approval of incentive grants to our executive officers; prior to that time our Board of Directors had ratified all option grants to our executive officers since we became a public company. Additionally, the Committee approves an annual compensation plan that sets average pay increases, if any, and the annual bonus plan for our executive officers and other employees. Within plan guidelines, our Chief Executive Officer may approve any base salary increases, bonuses, or new-hire offer packages with the exception of those for officers who are subject to the requirements of Section 16 of the Exchange Act.

The Committee reviews its compensation philosophy regularly, most recently in December 2006. The Committee believes its compensation philosophy is based on appropriate principles and did not make any changes to its’ overall philosophy in 2006.

Benchmarking

The Committee works in consultation with our outside compensation consultant, Arnosti Consulting, Inc. (“Arnosti”), to develop a list of comparable companies for purposes of benchmarking competitive levels of executive compensation. Arnosti uses this list of comparable companies to present to the Committee data about salary, bonus and equity compensation at the 25th, 50th and 75th percentiles for executive positions at these comparable companies. The Committee benchmarks all elements of total direct compensation (base salary, bonus, total cash compensation, and all forms of long-term incentives) to the competitive marketplace based on its analysis of the compensation practices of these comparable companies. During 2006, the Committee, in consultation with Arnosti, developed a comparable peer group of 46 biotechnology companies from which to conduct a benchmark comparison of direct compensation. The Committee considered several factors in developing this 46 company peer group. In particular, the companies in this peer group:

•	exhibit revenue and market capitalization size within approximately 1/3x to 3x our revenue and market capitalization (about 50% of the group was larger and 50% was smaller than Avalon for each measure);

•	possess a business model, organization characteristics, growth potential, and leadership and management requirements that are similar, though not always identical, to Avalon; and

•	are U.S.-based public companies, allowing us to obtain appropriate compensation and firm financial data.

The sources used for comparable data in 2006 were the U.S. Radford Biotechnology Survey (selected public companies) and the Equilar Data Service, through which we obtained specific proxy data from the selected companies.

The Committee targets base salaries of Avalon’s executive officers at approximately the 50th percentile of base salaries for similar executive positions at the companies within the identified peer group. The Committee similarly targets executive cash bonus levels (and accordingly, total potential cash compensation) at approximately the 50th percentile, with cash bonus levels (and accordingly, total potential cash compensation) being targeted somewhat higher than the 50th percentile in years of exceptional corporate performance. Although the Committee targets cash bonus levels at approximately the 50th percentile; the range of potential payouts to our executive officers relative to these targets is broad.

The Committee targets the 50th percentile for base salaries because the Committee believes that this target level allows Avalon to be competitive in the marketplace for executive talent and to retain and attract management talent while conserving corporate assets. The Committee further believes that targeting the 50th percentile for cash bonuses (with the discretion to target cash bonuses at greater than the 50th percentile in years of exceptional corporate performance) provides executives with a substantial incentive to achieve individual and corporate objectives (and to exceed these objectives) without creating an ongoing commitment to provide compensation at this level. All cash bonus awards must be earned by executive officers on an annual basis in order to be paid.

In 2006, executive base salaries approximated the 50th percentile while the approved annual cash bonuses reflecting 2006 performance approximated the 40th percentile because overall corporate performance was not as strong as desired. Total equity held by our executive officers as a group, including all of their previous equity awards, approximated the middle of the market for executives in similar positions within similar companies.

Corporate Goals and Objectives

The Committee uses corporate goals and objectives to determine an executive’s total cash compensation, including any increase to base salary and the amount of any annual cash bonus, and to determine the amount of any ongoing equity awards. In January 2006, the Committee adopted the following corporate goals for the purpose of determining total cash compensation for 2006: (1) the development of Avalon’s lead drug program, (2) the advancement of several pathway discovery programs, (3) the development or acquisition of additional product candidates, and (4) progress on the execution of existing collaborations and partnerships and the creation of new collaborations and partnerships. Because we are a small biopharmaceutical company that has not generated any revenue from sales of commercial products and do not expect to generate any product revenue for the foreseeable future, in formulating corporate goals for 2006, the Committee determined to base the Company’s corporate goals on the attainment of objectives relating to the advancement of our clinical and pre-clinical product development programs and the advancement and development of collaborative and partnership arrangements rather than on the achievement of specific financial metrics by the Company during 2006.

Throughout 2006, our Chief Executive Officer gave periodic updates to the Committee and the Board of Directors about the Company’s progress toward achieving the foregoing corporate goals. In December of 2006, the Committee met and reviewed the Company’s performance against the 2006 goals and recommended a percentage of achievement to our Board. Our Board, after additional consideration, made a final determination of the relative weighting of the various 2006 goals and of the overall percentage of completion of the 2006 goals to be used for purposes of determining the level of annual cash bonuses to our executive officers. The Board determined that management had substantially achieved the 2006 goals based on a detailed evaluation of the Company’s progress in specific program areas that related to corresponding goals. As described further under “Elements of Compensation — Annual Cash Bonus” this determination was then used to calculate individual executive’s annual cash bonus award.

Elements of Compensation

Compensation Mix

Public-company life sciences corporations that have yet to achieve profitability typically provide sufficient salaries to attract and retain executive talent, while also providing significant up-side compensation potential through cash bonus and equity awards which will have great value in the event of significant achievements. The Committee has adopted this approach, believing that it balances risk and reward for executives while providing alignment between executive rewards and stockholder return.

Base Salary

Base salaries are the only non-variable element of total compensation. They reflect each executive’s responsibilities, the impact of the job and the contributions each executive is expected to deliver to Avalon. Base salaries are determined in part by competitive levels in the market — what companies in the peer group pay and what executive compensation surveys indicate are paid to executives with comparable responsibilities and job scope — and in part by total relevant experience. At the end of each year, the Committee reviews and establishes the base salary of our executive officers. Additionally, our Chief Executive Officer conducts an annual performance appraisal of each executive officer (other than himself) and, within the range established by the Compensation Committee, recommends the amount of those executive officers’ raises, if any, to the Compensation Committee. Increases, if any, are based on individual performance, market conditions, and internal comparisons of executive compensation among our executive officers. To gauge market conditions, the Committee evaluates competitor and market data compiled by the Committee’s compensation consultant as well as experience with recruiting for executive and senior management positions.

At the Board of Directors’ December 2006 meeting, the Committee and our Board of Directors reviewed the salaries for our Chief Executive Officer and our other executive officers. At this meeting, the Committee and our Board of Directors approved an average 4% raise in base salary for both executive and non-executive employees. The Committee and our Board of Directors determined to increase base salaries by this percentage in response to anticipated increases in the base salaries of executives and employees in the peer group companies of at least this percentage.

In addition, in November 2006, the Committee approved a raise in base salary from $231,000 to $260,000 for Dr. David Bol in order to align his base salary with salaries typically paid to newly hired executives who are responsible for the broad range of activities for which he is now responsible. The Committee noted that this would put Dr. Bol at the 75th percentile of base salary compensation for all executives in similar positions; however, the Committee noted that the market for executives in charge of pharmaceutical development is very competitive and the Committee believed that Avalon’s compensation approach must take the competitive market and the critical nature of Dr. Bol’s position and of his contributions to the Company into account in determining his compensation.

In determining base salary for our Chief Executive Officer, the Nominating and Governance Committee collects performance feedback about our Chief Executive Officer from each Board member and provides this information to the Compensation Committee. The Compensation Committee then considers this information, as well as information on the base salaries of chief executive officers for the Company’s peer group of comparable companies, in determining the base salary of our Chief Executive Officer. Based on this assessment, the Committee determined to set our Chief Executive Officer’s salary at the 50th percentile for chief executive officers in the Company’s comparable peer group for 2006.

Annual Cash Bonus

Annual cash bonuses established for our executive officers are intended to provide an incentive for advancing our performance in the short term and to recognize individual contribution to corporate results. The purpose of our annual cash bonus program is to directly link executive pay to company performance by providing rewards for achieving established goals with additional payout potential if goals are exceeded. Key components of the bonus calculation include (i) the Company’s overall performance rating, which reflects corporate performance against stated corporate goals, (ii) the executive’s individual performance factor, which reflects the executive’s performance against individual goals determined by our Chief Executive Officer, and (iii) the executive’s potential target bonus amount (expressed as a percentage of an individual executive’s base salary) as set forth in the executive’s individual employment agreement and which is derived from competitive data from the Company’s comparator peer group.

The Company’s overall performance rating reflects the Board of Directors’ and the Committee’s determination of the percentage of achievement of the specified corporate goals set by the Board of Directors and the Committee at the beginning of each year. For 2006, the Board of Directors determined that management had substantially achieved the Company’s 2006 goals based on a detailed evaluation of the Company’s progress in specific program areas. Under the Company’s annual cash bonus program, the Committee may set the Company’s overall bonus multiplier from 0.0x to 2.0x of the target bonus percentage established in each executive’s respective employment agreements.

Our Chief Executive Officer’s bonus is determined almost entirely by overall corporate performance, with minor adjustments made by the Committee to reflect his specific individual accomplishments. For executives other than our Chief Executive Officer, annual cash bonuses are determined based on both the achievement of corporate level goals, which accounts for a majority of the bonus calculation, and the achievement of individual level goals, which account for less than half of the bonus calculation. This distribution is designed to provide these executives with an incentive to contribute to the achievement of corporate level goals. Our Chief Executive Officer determines the individual goals for our other executive officers and the percentage of these individual goals attained by these executive officers. Under the Company’s annual cash bonus program, our Chief Executive Officer may recommend to the Committee these executives’ individual bonuses at between 0.0x and 2.0x of the target bonus percentage established in their respective employment agreements.

Target awards are expressed as a percentage of an executive’s base salary. Bonus targets for 2006 were 50% of base salary for our Chief Executive Officer and range between 25% and 40% of base salary for our other executive officers. In 2006, we paid bonuses to our “named executive officers” (as defined by the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K) of 35.9% for Dr. Carter, 31.6% for Mr. Lessing, 24.1% for Mr. David, 25.8% for Dr. Bol, 23.2% for Dr. Hamilton and 17.7% for Dr. Meade, as a percentage of each executive’s respective base salary.

Long-Term Incentives

We have designed our long-term incentive plans to align the interests of our executive officers with those of our stockholders, to promote personal ownership of Avalon and to reward superior performance. We believe that our long-term incentive plans help to reduce officer and employee turnover and to retain the knowledge and skills of our valued officers and employees by providing significant potential economic benefit for continuing their employment with us. Although our equity incentive plans allow for the issuance of a range of equity incentive awards, including stock options, restricted stock, performance shares and other forms of equity compensation, our practice has been to utilize stock option awards as the means for providing equity-based awards to our executive officers and other employees. The Committee bases individual grants of stock option awards on various factors, including:

•	company results;

•	individual performance;

•	individual potential contribution to our success;

•	competitor and market data; and

•	total equity already awarded and reserved for awards to executives and employees.

In structuring the size of awards, the Committee weighs the dilutive effects of annual stock option awards against the need to provide attractive and competitive incentive compensation.

We grant non-qualified stock options and incentive stock options at an exercise price equal to the fair market value of our common stock on the date of the grant. Our option grants typically vest in equal monthly installments over four years from the grant date. We believe that this practice encourages officers and all of our employees to work with a long-term view of our performance and to reinforce their long-term affiliation with Avalon. In selected cases, we will provide option awards that vest upon the achievement of specific milestones.

During 2006, the Committee reviewed the analyses and recommendations for executive officer stock option grants provided by management. In reviewing the recommended grants, the Committee considered:

•	each officer’s performance and contribution during the fiscal year;

•	the potential value delivered from all existing stock option awards; and

•	competitive practices.

Following the Committee’s review, the Committee determined to grant the following option awards to the following executive officers on December 6, 2006:

Number of
Name	Options Awarded (#)

Kenneth Carter, Ph.D.	225,000
President, Chief Executive Officer and Director
Gary Lessing	112,500
Executive Vice President and Chief Financial Officer
Thomas G. David	40,500
Senior Vice President of Operations and General Counsel
David K, Bol, Ph.D.	55,000
Senior Vice President of Product and Pharmaceutical Development

In granting these options to existing management, the Committee considered the value of these executives’ existing option grants and the fact that a significant portion of these executives’ existing option grants contained exercise prices above the current market price of Avalon’s common stock. In the Committee’s view, these executive officers’ existing option awards did not provide sufficient long-term incentives for performance and retention. The

Committee also considered issues of parity between newly hired executives who had received recent option awards at lower exercise prices than option awards previously granted to these longer tenured executives. The Committee determined to grant to these longer tenured executives performance-based awards that would vest on the achievement of specific corporate goals tied to further clinical progress of AVN944, receipt of specified levels of revenue from the Company’s collaborations and partnerships and the attainment of specified levels of additional equity financing.

Also during 2006, the Committee approved the award of stock options for 120,000 and 60,000 shares of common stock to two newly hired executive officers, Mr. Muth and Dr. Hamilton, respectively. The option awards provide for vesting in equal monthly installments over four years from the grant date. The Committee determined to award these option grants to these newly hired executive officers as part of the Committee’s belief that executive officers should be provided with long-term incentives to promote stockholder value through equity incentive awards.

Personal Benefits and Perquisites

The Committee oversees the design, implementation and administration of all company-wide benefit programs. We offer very limited additional benefits to our senior management, consisting primarily of supplemental long-term disability insurance. The amounts relating to these perquisites are disclosed in the footnotes to the Summary Compensation Table in this Proxy Statement. The Committee, with the assistance of its consultant, periodically reviews the cost and prevalence of these programs to ensure that these programs are in line with competitive practices and are warranted, based upon the business needs and contributions of the executive team.

Change of Control and Severance Benefits

We have change-in-control and severance provisions in the employment agreements in place for our Chief Executive Officer and our other executive officers who are direct reports to the Chief Executive Officer. In December 2006, the Committee, on the recommendation of the Company’s compensation consultant, determined to amend the change-in-control and severance provisions in these employment agreements to rationalize the terms of these agreements across executives based on their level of seniority and to bring the terms of these agreements in line with market standards for the Company’s comparator peer group of companies. For a further discussion of the change-in-control and severance provisions applicable to our executive officers see “Potential Payments upon Termination or a Change in Control” and “Employment Agreements” below.

Impact of Performance on Compensation

As described above, we base a significant component of our executive officers’ compensation on the achievement of individual and corporate performance goals. We believe accomplishment of these goals is strongly related to the creation of long-term stockholder value.

Our corporate goals are intended to maximize stockholder returns through achieving scientific and business success. They cover such areas as clinical trial milestones, progress in drug discovery and development and collaboration and partnering activities.

Stock Retention Guidelines

We do not have stock retention guidelines. The Committee believes that there is no need for stock retention guidelines given the amount and percentage of potential total compensation (including long-term incentive compensation) related to stock option awards and Avalon’s stock performance.

Role of Human Resources Department and Compensation Consultant

Our Human Resources Department supports the Committee in its work by providing the Committee with data about external compensation benchmarks and market conditions and about internal company metrics such as turnover and retention in order to assist the Committee in making executive compensation decisions. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee has engaged Arnosti as an independent outside compensation consultant to advise the Committee on matters related to executive compensation. Arnosti advises our Committee on executive compensation benchmarking and program design.

During 2006, Arnosti assisted the Committee in developing a list of comparable companies for purposes of benchmarking competitive levels of executive compensation and used this list of comparable companies to gather data for use by the Committee in assessing comparative salary, bonus and equity compensation levels for executives at these companies. Arnosti presented this information to the Committee as part of an annual review by the Committee of executive compensation. In December 2006, Arnosti also presented the Committee with a review of change-in-control and severance provisions for executives within the comparable peer group companies. Based on its review of these provisions for executives within the comparable peer group of companies, Arnosti made various recommendations to the Committee, which the Committee subsequently adopted in December 2006, for amending the change-in-control and severance provisions of the Company’s employment agreements with its executive officers designed to rationalize the terms of these agreements across executives based on their level of seniority and to bring the terms of these agreements in line with market standards for the Company’s comparator peer group of companies.

The consultant’s assignments were determined by the Committee Chair. The consultant provided no other services to Avalon during 2006.

Role of Executives in Establishing Executive Compensation

Kenneth C. Carter, our Chief Executive Officer:

•	reviews the performance of his direct reports;

•	recommends to the Committee base salary increases, ratings for the individual component of the annual cash bonus program and stock award levels under the Company’s long-term incentive plan;

•	provides the Committee with recommendations for short and long-term company financial and non-financial performance goals that are used throughout many components of the Company’s compensation plans; and

•	advises the Committee regarding the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve the Company’s goals.

The Chief Executive Officer generally participates in executive sessions of the Compensation Committee, except when the topic is his compensation. In addition, our Chief Financial Officer and General Counsel each attend the meetings of the Committee, but do not participate in the executive sessions.

Impact of Regulatory Requirements

Policy on Deductibility of Executive Officer Compensation

In evaluating compensation program alternatives, the Committee considers the potential impact of Section 162(m) of the Internal Revenue Code (the “IRC”). Section 162(m) eliminates the deductibility of compensation over $1 million paid to executive officers, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

The Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive, performance-based compensation. However, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Committee’s guiding principles. Further, the actual impact of the loss of deduction for compensation paid to our executive officers over the limitation is small and has a minimal impact on our overall tax position. Therefore, the Committee will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that preserve deductibility, consistent with its compensation goals.

Impact of FAS 123R

FAS 123R requires companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments, including those made pursuant to stock option and employee stock purchase plans. Option expense is one factor that the Committee considers in the design of our long-term compensation programs. Other factors include:

•	the degree of upside leverage and downside risk inherent in each type of award;

•	the impact on dilution and overhang that the different equity awards have; and

•	the role that each type of equity award has in the attraction, retention, and motivation of our executive and key employee talent.

The Committee monitors our FAS 123R expense to ensure that it is reasonable, although expense is not the most important factor in making decisions about our long-term incentive plans.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis, which is required by Item 402(b) of Regulation S-K, with the Company’s management. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

William A. Scott, Ph.D. (Chairman)
Patrick Van Beneden
Alan Walton, Ph.D.
William H. Washecka

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by Avalon under the federal securities law, except to the extent that we specifically incorporate it by reference into a document filed by Avalon under the federal securities laws.

Executive Compensation Tables

The following tables set forth compensation information for our “named executive officers” as defined by the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K.

Summary Compensation Table.  The table below sets forth for the fiscal year ended December 31, 2006, the compensation awarded to, earned by, or paid to our named executive officers.

								Change in
								Pension Value
								and Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)		($)	($)(1)	($)	($)	($)		($)

Kenneth C. Carter, Ph.D.	2006	362,000	—		—	613,218	130,000	—	23,110	(2)	1,128,328
President, Chief Executive Officer and Director
Gary Lessing,	2006	272,000	—		—	289,301	85,952	—	21,856	(3)	669,109
Executive Vice President and Chief Financial Officer
Thomas G. David	2006	236,250	—		—	114,234	57,054	—	24,320	(4)	431,858
Senior Vice President of Operations and General Counsel
David K, Bol, Ph.D.	2006	227,750	—		—	148,828	58,725	—	22,390	(5)	457,693
Senior Vice President of Product and Pharmaceutical Development
James H. Meade, Ph.D.	2006	210,798	—		—	111,157	37,213	—	158,718	(7)	517,886
Vice President of Business Development(6)
J. Michael Hamilton, M.D.	2006	116,667	15,000	(9)	—	30,428	27,017	—	14,050	(10)	203,162
Chief Medical Officer(8)

(1)	Amounts reflected in this column represent the compensation cost recognized by Avalon during 2006 for stock option awards made in 2006 and in prior years, are calculated in accordance with the provisions of SFAS 123(R) and exclude the impact of estimated forfeitures related to service based vesting conditions. See Note 6 of the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards.

(2)	Consists of (i) $18,480 in group health and dental insurance premiums and (ii) other insurance premiums paid for Dr. Carter.

(3)	Consists of (i) $18,480 in group health and dental insurance premiums and (ii) other insurance premiums paid for Mr. Lessing.

(4)	Consists of (i) $18,480 in group health and dental insurance premiums and (ii) other insurance premiums paid for Mr. David.

(5)	Consists of (i) $18,480 in group health and dental insurance premiums and (ii) other insurance premiums paid for Dr. Bol.

(6)	The salary reported for Dr. Meade for 2006 sets forth his compensation through December 1, 2006, the date of Dr. Meade’s resignation of employment with the Company. Dr. Meade’s salary for 2006 on an annualized basis was $229,000.

(7)	Represents $138,690 accrued during 2006 under the terms of Dr. Meade’s severance agreement with the Company, other than $37,213 in cash payments earned under our annual cash bonus plan listed under the column “Non-Equity Incentive Plan Compensation” in the table above. See “Potential Payments Upon Termination or a Change in Control” for further information regarding the terms of Dr. Meade’s severance agreement. Also consists of (i) $18,480 in group health and dental insurance premiums and (ii) other insurance premiums paid for Dr. Meade.

(8)	The salary reported for Dr. Hamilton for 2006 sets forth his compensation beginning on August 1, 2006, the date on which he commenced his employment with the Company. Dr. Hamilton’s salary for 2006 on an annualized basis was $280,000.

(9)	Represents a signing bonus of $15,000 paid to Dr. Hamilton under the terms of his employment agreement with the Company.

(10)	Consists of insurance premium payments for Dr. Hamilton.

Grants Of Plan-Based Awards.  The following table presents information regarding grants of plan based awards to our named executive officers during the fiscal year ended December 31, 2006.

								All
								Other	All		Grant
								Stock	Other	Equity	Date
								Awards:	Option	Exercise	Fair
		Estimated Possible Payouts			Estimated Future Payments			Number of	Awards:	or Base	Value of
		Under Non-Equity Incentive			Under Equity incentive			Shares of	Number of	Price of	Stock and
		Plan Awards(1)			Plan Awards(2)			Stock or	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#)	($/Sh)	($)(3)

Kenneth Carter, Ph.D.	N/A	0	181,000	362,000	—	—	—	—	—	—	—
President, Chief Executive	12/06/06	—	—	—	0	225,000	225,000	—	—	3.80	562,230
Officer and Director
Gary Lessing	N/A	0	108,800	217,600	—	—	—	—	—	—	—
Executive Vice President	12/06/06	—	—	—	0	112,500	112,500	—	—	3.80	281,115
and Chief Financial Officer
Thomas G. David	N/A	0	82,688	165,375	—	—	—	—	—	—	—
Senior Vice President of	12/06/06	—	—	—	0	40,500	40,500	—	—	3.80	101,201
Operations and General Counsel
David K, Bol, Ph.D.	N/A	0	56,938	113,875	—	—	—	—	—	—	—
Senior Vice President of	12/06/06	—	—	—	0	55,000	55,000	—	—	3.80	137,434
Product and Pharmaceutical Development
James H. Meade, Ph.D.	N/A	0	57,250	114,500	—	—	—	—	—	—	—
Vice President of Business Development
J. Michael Hamilton, M.D.	N/A	0	40,833	81,667	—	—	—	—	—	—	—
Chief Medical Officer	08/01/06	—	—	—	—	—	—	—	60,000 (4)	2.84	107,315

(1)	For 2006, our annual cash bonus program payout, as a percentage of each named executive officer’s respective salary, was 35.9% for Dr. Carter, 31.6% for Mr. Lessing, 24.1% for Mr. David, 25.8% for Dr. Bol, 23.2% for Dr. Hamilton and 17.7% for Dr. Meade. Accordingly, on February 5, 2007, we made the following payments under our annual cash bonus program: Dr. Carter, $130,000; Mr. Lessing, $85,952; Mr. David, $57,054; Dr. Bol, $58,725; Dr. Hamilton, $27,017; and Dr. Meade, $37,213.

(2)	Represents awards of performance stock options during 2006.

(3)	Reflects the grant date fair value of stock option awards granted in 2006 in accordance with SFAS 123(R), using the Black-Scholes option pricing model. The assumptions used under this model are as follows: (i) expected term of 6 years based on the simplified method for estimating the expected term of stock options; (ii) expected volatility of 69.6% based on historical and peer volatility data; (iii) weighted average risk-free interest rate of 4.55% based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the option; and (iv) expected dividend yield of zero percent. In addition, under SFAS 123(R), the fair value of stock options granted is recognized as expense over the service period, net of estimated forfeitures. Based on historical data, we calculated a 3.24% annual forfeiture rate, which we believe is a reasonable assumption. However, the estimation of forfeitures requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the same period estimates are revised.

(4)	The option vests in equal monthly installments over the course of four years from the grant date.

Outstanding Equity Awards At Fiscal Year-End.  The following table sets forth summary information regarding the outstanding equity awards at December 31, 2006 granted to each of our named executive officers.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of				Value of	Shares,	Shares,
	Securities	Securities	Securities			Number of	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Shares or	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Units of Stock	Stock That	Rights That	Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	That Have Not	Have Not	Have Not	That Have
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested	Not Vested

Kenneth Carter, Ph.D.	15,625	—	—	1.60	04/04/10	—	—	—	—
President, Chief Executive	25,000	—	—	1.60	12/06/10	—	—	—	—
Officer and Director	159,375	—	—	3.20	05/03/12	—	—	—	—
	146,670	—	—	6.00	10/26/15	—	—	—	—
	29,362	79,059	—	5.50	11/30/15	—	—	—	—
	—	—	225,000	3.80	12/06/16	—	—	—	—
Gary Lessing,	46,875	—	—	3.20	10/23/11	—	—	—	—
Executive Vice President	12,500	—	—	3.20	05/03/12	—	—	—	—
and Chief Financial Officer	43,543	—	—	6.00	10/26/15	—	—	—	—
	22,547	60,709	—	5.50	11/30/15	—	—	—	—
	—	—	112,500	3.80	12/06/16	—	—	—	—
Thomas G. David	12,500	—	—	1.60	04/04/10	—	—	—	—
Senior Vice President of	1,250	—	—	3.20	10/23/11	—	—	—	—
Operations and General	33,750	—	—	3.20	05/03/12	—	—	—	—
Counsel	34,834	—	—	6.00	10/26/15	—	—	—	—
	2,911	7,842	—	5.50	11/30/15	—	—	—	—
	—	—	40,500	3.80	12/06/16	—	—	—	—
David K, Bol, Ph.D.	5,313	937	—	3.20	10/01/12	—	—	—	—
Senior Vice President of	45	—	—	3.20	12/03/12	—	—	—	—
Product and Pharmaceutical	6,802	11,339	—	6.40	06/20/15	—	—	—	—
Development	17,920	—	—	6.00	10/26/15	—	—	—	—
	5,335	14,368	—	5.50	11/30/15	—	—	—	—
	—	—	55,000	3.80	12/06/16	—	—	—	—
James H. Meade, Ph.D.	18,334	—	—	6.00	03/01/07	—	—	—	—
Vice President of	8,191	—	—	5.50	03/01/07	—	—	—	—
Business Development	13,750	—	—	3.20	12/01/07	—	—	—	—
J. Michael Hamilton, M.D.	4,000	56,000	—	2.84	08/01/16	—	—	—	—
Chief Medical Officer

Option Exercises And Stock Vested.  There were no option exercises by named executive officers during 2006 and the Company has never granted restricted stock awards to its executives or employees.

Potential Payments Upon Termination or a Change in Control

The table below reflects the amount of compensation payable to each of our named executive officers (other than for Dr. Meade, who resigned in 2006) pursuant to each executive’s employment agreement in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon termination without cause or for good reason and upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. See “— Employment Agreements” below for a description of the employment agreement for each named executive officer (other than for Dr. Meade).

	Termination w/o Cause or for Good Reason					Change in Control
	Current					Current
	Salary					Salary
	and 2006					and 2006
	Annual					Annual
	Cash			Stock		Cash			Stock
	Bonus	Healthcare	Outplacement	Option		Bonus	Healthcare	Outplacement	Option
	Award	Benefits	Services	Value	Total	Award	Benefits	Services	Value	Total
Name	($)	($)	($)	($)(1)(2)	($)	($)	($)	($)	($)(1)(3)	($)

Kenneth C. Carter, Ph.D.	573,819	28,278	5,000	227,500	834,597	705,900	28,278	5,000	227,500	966,678
President, Chief Executive Officer and Director
Gary Lessing,	290,233	18,852	5,000	47,188	361,273	290,233	18,852	5,000	52,813	366,898
Executive Vice President and Chief Financial Officer
Thomas G. David	247,338	18,852	5,000	55,275	326,465	247,338	18,852	5,000	55,275	326,465
Senior Vice President of Operations and General Counsel
David K, Bol, Ph.D.	138,738	9,426	5,000	3,751	156,915	208,107	14,139	5,000	6,829	234,075
Senior Vice President of Product and Pharmaceutical Development
J. Michael Hamilton, M.D.	140,000	9,426	5,000	4,240	158,666	210,000	14,139	5,000	19,080	248,219
Chief Medical Officer

(1)	Stock option value represents the number of vested in-the-money options outstanding (including options for which vesting is accelerated as a result of a termination without cause or termination for good reason, or as a result of a change in control, as applicable) multiplied by the difference between the exercise price of such options and the closing price per share of Avalon common stock on December 29, 2006, or $3.90 per share.

(2)	Reflects the acceleration of vesting of option awards upon termination without cause or for good reason to the extent provided in each named executive officers employment agreement. See “— Employment Agreements” below.

(3)	The Company’s Incentive Plan and Amended and Restated 1999 Stock Plan (“1999 Plan”) each contain change in control provisions regarding accelerated vesting of outstanding option grants.

Incentive Plan: Upon the occurrence of certain transactions involving us, such as a sale of Avalon (as specified in the Incentive Plan), all outstanding options under the Incentive Plan shall fully vest, unless the awards are continued or substituted for by the surviving company in connection with the transaction. Upon such a transaction, our Board of Directors may elect to cancel outstanding option awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options, the aggregate exercise price.

1999 Plan: Upon the occurrence of certain transactions involving us, such as a sale of Avalon (as specified in the 1999 Plan), our Board of Directors (or the board of directors of any corporation assuming the obligations of the Company) may take, in its discretion, any one or more of the following actions as to outstanding options under the 1999 Plan: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation; (ii) upon written notice to the grant holder provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the grant holder within a specified period following the date of such notice; (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options over the exercise price thereof; (iv) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation; (v) in the event of a merger under the terms of which holders of the our common stock will receive upon consummation thereof a cash payment for each share surrendered in the merger, make or provide for a cash payment to the recipient equal to the difference between (x) the merger price times the number of shares of common stock subject to such outstanding options and (y) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; or (vi) provide that all or any portion of outstanding options shall become exercisable in full immediately prior to such transaction.

On December 1, 2006, Dr. Meade resigned as an officer and employee of the Company. Pursuant to a severance agreement entered into between Dr. Meade and the Company in connection with his resignation, Dr. Meade received the following severance benefits: (i) salary continuation for a 26 week period, for a total severance payment of $114,500; (ii) reimbursement of health insurance premium costs for a period of six months; (iii) outplacement services through an executive outplacement firm; (iv) an extension from three months to one year after the termination of his employment of the exercise period for 13,750 of Dr. Meade’s vested options; (v) payment of a bonus according to the terms of the Company’s annual cash bonus program in the amount of $37,213; and (vi) additional cash payments and reimbursements of approximately $6,200. See footnote 7 to the Summary Compensation Table elsewhere in this Proxy Statement for the amount of compensation expense accrued during 2006 in respect of Dr. Meade’s severance agreement.

Employment Agreements

We have employment agreements with each of the named executive officers. The following is a description of these agreements.

Kenneth C. Carter, Ph.D.  Dr. Carter’s employment agreement, as amended, provides for his at-will employment as our President and Chief Executive Officer. Under the terms of his agreement, Dr. Carter is entitled to a minimum starting salary of $165,000 per year and qualifies for annual bonuses targeted at 50% of his base salary based upon the achievement of individual and/or Company performance criteria established by our Board of Directors for each fiscal year. Dr. Carter’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Dr. Carter’s employment agreement provides that in the event Dr. Carter’s employment is terminated by the Company without “cause” or by Dr. Carter with “good reason” (as each term is defined in his employment agreement), Dr. Carter is entitled to a lump sum severance payment equal to 18 months of his then current base salary. Similarly, Dr. Carter’s employment agreement provides that following the termination of his employment by the Company without cause or by him for good reason he may be paid a discretionary bonus, including a lump sum payment, as determined by the Compensation Committee. The agreement also provides that in the event Dr. Carter is terminated without cause or terminates his employment for good reason he is entitled to full accelerated vesting on all of his unvested options.

Dr. Carter’s employment agreement also provides that if such termination without cause or for good reason is within 18 months after a “change in control” of the Company (as defined in Dr. Carter’s employment agreement), Dr. Carter also is entitled to a lump sum severance bonus payment equal to the product of (A) 18 months of Dr. Carter’s base salary as in effect at the time of termination and (B) the average bonus award percentage applicable to Dr. Carter during the 3 years preceding the year in which such termination of employment takes place. Finally, the agreement provides for the acceleration of vesting upon a change in control of all shares of stock issuable to Dr. Carter upon exercise of his outstanding option awards.

“Good reason” is defined under Dr. Carter’s agreement as (i) termination by the employee within 18 months of a change in control; or (ii) termination by the employee within 3 months of a material diminution in responsibilities as Chief Executive Officer, no longer reporting to our Board of Directors or the employee’s principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement.

Gary Lessing.  Mr. Lessing’s employment agreement, as amended, provides for his at-will employment as our Chief Financial Officer. Under the terms of his agreement, Mr. Lessing is entitled to a minimum starting salary of $205,000 per year and qualifies for annual bonuses targeted at 40% of his base salary based upon the achievement of Company performance criteria established by our Board of Directors and individual performance criteria established by our Chief Executive Officer for each fiscal year. Mr. Lessing’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement.

The agreement also provides that in the event Mr. Lessing is terminated without “cause” or terminates his employment for “good reason” (as each term is defined in his employment agreement) (i) he is entitled to a lump sum severance payment equal to one year of his then current base salary and (ii) the Company will reimburse Mr. Lessing for health insurance premiums paid by Mr. Lessing for a period of up to one year following termination. In addition, Mr. Lessing’s employment agreement provides that in the event his employment is terminated by the Company without cause or by him with good reason, Mr. Lessing is entitled to immediate vesting of one-half of the unvested shares of stock issuable to him upon exercise of his outstanding option awards. Additionally, in the event of a “change of control,” Mr. Lessing is entitled to accelerated vesting on all of his unvested stock options.

“Good reason” is defined under Mr. Lessing’s agreement as (i) termination by the employee within 18 months of a change in control; (ii) termination by the employee within 3 months of a material diminution in responsibilities as Chief Financial Officer or his principal workplace changing to more than 75 miles from his current residence at the time of entering into the employment agreement; or (iii) a diminution in salary.

Pursuant to an amendment to Mr. Lessing’s option awards entered into with Mr. Lessing on December 26, 2006, the Company has agreed that upon the termination of Mr. Lessing’s employment with the Company for any reason (other than for cause), all of Mr. Lessing’s vested options as of the date of such termination of employment (or that become vested on account of such termination of employment or that subsequently vest, as described below) will remain exercisable for a period of time equal to the lesser of (i) thirty-nine (39) months following the date of such termination of employment, and (ii) the unexpired term of such options as set forth in Mr. Lessing’s option awards. In addition, the amendment to Mr. Lessing’s option awards provides that to the extent any of Mr. Lessing’s option awards provide for vesting contingent upon the achievement by the Company of any performance milestones, Mr. Lessing shall continue to be entitled to the vesting of such option awards in accordance with the terms of such option awards upon the achievement of such performance milestones, notwithstanding Mr. Lessing’s prior termination of employment with the Company.

Thomas G. David.  Mr. David’s employment agreement, as amended, provides for his at-will employment as our General Counsel and Director of Operations. Under the terms of his agreement, Mr. David is entitled to a minimum starting salary of $135,000 per year and qualifies for annual bonuses based on the attainment of goals set by our Chief Executive Officer and our Board of Directors. Mr. David’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Mr. David’s employment agreement provides that in the event his employment is terminated by the Company without “cause” or by Mr. David with “good reason” (as each term is defined in his employment agreement) Mr. David is entitled to a lump sum severance payment equal to one year of his then current base salary and to reimbursement of health insurance premiums paid by Mr. David for a period of one year after the termination of his employment. Similarly, Mr. David’s employment agreement provides that following the termination of his employment by the Company without cause or by him for good reason he may be paid a discretionary bonus, including a lump sum payment, as determined by the Compensation Committee. The agreement also provides that in the event Mr. David is terminated without cause or terminates his employment for good reason he is entitled to accelerated vesting on one-half of his unvested options.

“Good reason” is defined under Mr. David’s agreement as (i) termination by the employee within 18 months of a change in control; (ii) termination by the employee within 3 months of a material diminution in responsibilities as General Counsel and Director of Operations, no longer reporting to Dr. Carter or his principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement; or (iii) the employee dying while our employee.

David R. Bol, Ph.D.  Dr. Bol’s employment agreement, as amended, provides for his at-will employment as Vice President of Pharmaceutical Development. Under the terms of his agreement, Dr. Bol is entitled to a minimum starting salary of $195,000 per year and qualifies for annual bonuses based on the attainment of goals set by our Compensation Committee and approved by our Board of Directors. Dr. Bol’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. Dr. Bol’s employment agreement further provides that in the event Dr. Bol’s employment is terminated by the Company without “cause” or by Dr. Bol with “good reason” (as each term is defined in his employment agreement) Dr. Bol is entitled to a lump sum severance payment equal to 6 months (9 months in the event such termination is without cause or for good reason within 18 months after a “change in control” (as defined in his employment agreement)) of his then current base salary. Additionally, the agreement provides that the Company will reimburse Dr. Bol for health insurance premiums paid by Dr. Bol for 6 months following termination of his employment without cause or for good reason (9 months if such termination is within 18 months after a change in control of the Company (as defined in his employment agreement)). Finally, the agreement provides that should the Company be subject to a change in control, one-half of the unvested shares of stock issuable to Dr. Bol upon exercise of his outstanding option awards shall vest.

“Good reason” is defined under Dr. Bol’s agreement as (i) termination by the employee within 18 months of a change in control; (ii) termination by the employee within 3 months of a material diminution in responsibilities as Vice President of Pharmaceutical Development or his principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement; or (iii) the employee dying while our employee.

J. Michael Hamilton, M.D.  Dr. Hamilton’s employment agreement, as amended, provides that as Chief Medical Officer, he is entitled to receive an annual base salary of $280,000 and is eligible for an annual bonus targeted at 35% of his base salary based on the achievement of corporate and individual objectives established under the Company’s annual cash bonus program. In addition, Dr. Hamilton’s employment agreement provides that in the event Dr. Hamilton’s employment is terminated by the Company without “cause” or by Dr. Hamilton with “good reason” (as each term is defined in his employment agreement) Dr. Hamilton is entitled to a lump sum severance payment equal to 6 months (9 months in the event such termination is without cause or for good reason within 18 months after a “change in control” (as defined in his employment agreement)) of his then current base salary. Additionally, the agreement provides that the Company will reimburse Dr. Hamilton for health insurance premiums paid by Dr. Hamilton for 6 months following termination of his employment without cause or for good reason (9 months if such termination is within 18 months after a change in control of the Company). Finally, the amendment provides that should the Company be subject to a change in control, (i) one-quarter of the unvested shares of stock issuable to Dr. Hamilton upon exercise of his outstanding option awards shall vest if the change in control takes effect prior to the first year anniversary of the commencement of his employment with the Company; and (ii) one-half of the unvested shares of stock issuable to Dr. Hamilton upon exercise of his outstanding option awards shall vest if the change in control takes effect on or after the first year anniversary of the commencement of his employment with the Company.

“Good reason” is defined under Dr. Hamilton’s employment agreement as (i) termination by the employee within 18 months of a change in control; (ii) termination by the employee within 3 months of a material diminution in responsibilities as Chief Medical Officer or his principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement; or (iii) the employee dying while our employee.

Definition of “Cause” and “Change of Control.”  Under each of the foregoing employment agreements “cause” is defined as (i) the conviction of a felony which adversely affects the employee’s ability to perform his obligations to us or materially adversely affects our business activities, reputation, goodwill or image; (ii) willful disloyalty, deliberate dishonesty or breach of fiduciary duty; (iii) breach of the terms of the employee’s employment agreement or failure or refusal to carry out any material tasks assigned to the employee (subject to prior notice and an opportunity to cure); (iv) the commission of any fraud, embezzlement or deliberate disregard of our rules and policies; or (v) the material breach by the employee of the provisions of our confidentiality and non-competition agreement to which the employee is subject.

Each agreement defines “change of control” as: (i) any “person” or “group” of persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; (ii) during any two year period, individuals who constitute our Board of Directors at the beginning of such period, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board caused by retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of our Board; (iii) we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person; (iv) we consolidate with, or merge with or into another entity, or any entity consolidates with, or merges with or into, us, in which the owners of our outstanding voting stock immediately prior to such merger or consolidation do not represent at least a majority of the voting power in the surviving entity after the merger or consolidation; or (v) our stockholders approve a plan of liquidation or dissolution.

Confidentiality, Assignment of Inventions and Non-Competition.  Each executive officer has signed a confidentiality, assignment of inventions and non-competition agreement providing for the protection of our confidential information and the ownership of intellectual property developed by such executive officer. In addition, these agreements prohibit our executive officers during the term of their employment and for a period of two years thereafter from soliciting our employees and consultants to terminate their employment or consultancy with us and further prohibit our executive officers from competing with our business during the term of their employment and for a period of six months thereafter (12 months in the case of Mr. Lessing).

Equity Compensation Plan Information

The following table sets forth information about securities available for issuance under our equity compensation plans as of December 31, 2006:

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column(a)

Equity compensation plans approved by security holders(1)	1,989,474	$4.11	60,393
Equity compensation plans not approved by security holders	0	N/A	0

Total	1,989,474	$4.11	278,858

(1)	Consists of shares of common stock to be issued upon exercise of outstanding options granted under our 1999 Plan and our Incentive Plan. Of these plans, the only plan under which options may be granted in the future is the Incentive Plan.

401(k) Savings Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers all of our employees who have completed three months of service and have attained age 21. Pursuant to our 401(k) plan, participants may elect to contribute up to 25% of their annual pretax earnings, up to federally allowed maximum limits, to the 401(k) plan. We may make matching contributions in our discretion. Any matching contributions vest over four years. For the years ended December 31, 2004, 2005 and 2006, we did not make any matching contributions.

Compensation Committee Interlocks and Insider Participation

Dr. Scott, Mr. Van Beneden, Dr. Walton and Mr. Washecka serve on our Compensation Committee, and served during 2006. None of these individuals is currently, or was during 2006, one of our officers or employees. In addition, none of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our Board of Directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Participation in Financing

In January 2007 we completed a private placement of our common stock to seventeen accredited investors, including Biotechnology Value Fund and its affiliates (“BVF”), a holder of more than 5% of our outstanding common stock at the time of the private placement. Pursuant to the private placement, BVF purchased 300,000 shares of our common stock at a per share price of $3.34. In connection with the private placement, we entered into a registration rights agreement with the investors, including BVF, pursuant to which we agreed to register the shares of common stock for resale on a registration statement filed under the Securities Act of 1933 and to provide indemnification and contribution remedies to the investors in connection with the resale of the shares pursuant to such registration statement.

Consulting Agreements

Three of our directors received compensation from us during 2006 in addition to their compensation as directors. Under a consulting agreement with Mr. Lorimier, he receives compensation in the amount of $10,000 per month for services rendered to us in support of our business development efforts. Mr. Lorimier received $120,000 in 2006 under his consulting agreement. Under a consulting agreement with Dr. Kurman, which has now expired, he received $2,100 in consulting fees and options for 1,000 shares of our common stock in 2006 for services rendered to us in support of our clinical trials. Additionally, during 2006 Dr. Scott received an option for 1,101 shares of our common stock in consideration for his service as a member of our Scientific Advisory Board.

Employment Agreements and Indemnification Agreements

Each of our executive officers is a party to an employment agreement with us. See “Executive Compensation — Employment Agreements.” In addition, we have entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and in our amended and restated bylaws.

PROPOSAL 2 — AMENDMENT OF
THE AVALON PHARMACEUTICALS, INC.
2005 OMNIBUS LONG-TERM INCENTIVE PLAN

The Company’s stockholders are asked to approve an amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”).

Subject to stockholder approval, the Board of Directors amended the Incentive Plan in April 2006 to increase the number of shares reserved for issuance under the Incentive Plan by 800,000 shares from 1,581,582 shares to 2,381,582 shares, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company as set forth in the Incentive Plan. The Incentive Plan is intended to enable the Company to attract and retain the best available personnel for positions, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

The Board of Directors recommends that you vote “FOR” approval of the amendment of the Incentive Plan.

A description of the principal terms and proposed amendment of the Incentive Plan is set forth below. This description is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached, as proposed to be amended, to this Proxy Statement as Annex A.

Description of Incentive Plan

Overview.  Effective upon the closing of the Company’s initial public offering, our Board of Directors and stockholders approved the Incentive Plan. The purpose of the Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, our officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

At the inception of the Incentive Plan, 989,738 shares were reserved for issuance under the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan was increased from 989,738 to 1,581,582 in 2006. If the current amendment of the Incentive Plan is approved by our stockholders, the number of shares reserved for issuance under the Incentive Plan will increase to 2,381,582 shares. Additionally, shares that become available due to forfeiture of outstanding awards under our 1999 Plan are available for awards under the Incentive Plan. As of April 28, 2007, awards totaling 1,521,189 shares have been granted under the Incentive Plan. The maximum number of shares subject to options that can be awarded under the Incentive Plan to any person is 825,000 shares per year. The maximum number of shares that can be awarded under the Incentive Plan to any person, other than pursuant to an option, is 825,000 shares per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $3,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5,000,000.

Administration.  The Incentive Plan is administered by our Compensation Committee. Subject to the terms of the Incentive Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Incentive Plan. Options and stock appreciation rights may not be amended to lower their exercise prices without stockholder approval.

Stock Reserved for Issuance Under the Incentive Plan.  The common stock to be issued under the Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Incentive Plan. In addition, if the exercise price of an option, or the withholding obligation of a grantee with respect to any award, is satisfied by tendering shares (including by attestation) or withholding shares, the number of shares tendered or withheld will not reduce the number of shares available under the Incentive Plan. Shares issued under the Incentive Plan pursuant to awards assumed in connection with mergers and acquisitions by us also will not reduce the number of shares reserved for issuance under the Incentive Plan.

Eligibility.  Awards may be made under the Incentive Plan to our employees or our consultants, including to any such person who is an officer or director, and to any other individual whose participation in the Incentive Plan is determined to be in our best interests by our Compensation Committee.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the Incentive Plan at any time and for any reason; provided, that, no amendment may adversely impair the rights of grantees with respect to outstanding awards without their consent. Further, unless terminated earlier the Incentive Plan will terminate ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant Under the Incentive Plan

Options.  The Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options (“non-qualified stock options”). The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of our common stock (which if acquired from us have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options granted under the Incentive Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.  The Compensation Committee may also award under the Incentive Plan:

•	restricted stock, which is shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee and subject to applicable law, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•	unrestricted stock, which are shares of common stock granted without restrictions as a bonus; and

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below).

Section 162(m) of the Internal Revenue Code Compliance.  Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”). However, performance-based compensation is excluded from this limitation. The Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Business Criteria.  One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals for awards intended to qualify as performance-based that are granted to “covered employees” subject to Section 162(m) of the Internal Revenue Code:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	licensing, partnership or other strategic transactions; and

•	product development milestones.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of Avalon, may cause awards granted under the Incentive Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the change of control transaction. Upon such a transaction the Board may elect to cancel outstanding awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options and stock appreciation rights, the aggregate exercise price.

Adjustments for Stock Dividends and Similar Events and Other Changes in Capitalization.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Incentive Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, extraordinary cash dividends and other similar events. Such changes shall also be made in the event of changes in the number or kind of our shares resulting from recapitalizations, reorganizations or mergers which are not change of control transactions.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in common stock under the Incentive Plan. Upon exercising a stock appreciation right that is settled in common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company does not currently intend to grant cash-settled stock appreciation rights. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Plan Benefits

As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options subject to stockholder approval of the amendment of the Incentive Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the amended Incentive Plan are not determinable at this time.

Since the inception of the Incentive Plan, options to purchase shares of the Company’s common stock have been granted to certain persons or groups as set forth in the following table:

Number of
Name and Principal Position	Options

Kenneth C. Carter, Ph.D.	680,091
President and Chief Executive Officer and Director
Gary Lessing	298,674
Executive Vice President and Chief Financial Officer
Thomas G. David	133,587
Senior Vice President and General Counsel
David K. Bol, Ph.D.	117,059
Vice President of Pharmaceutical Development
James H. Meade, Ph.D.(1)	75,808
Vice President of Business Development
J. Michael Hamilton, M.D.	60,000
Chief Medical Officer
All Executive Officers	1,485,219
Non-Employee Directors	163,302
All Employees and Consultants (other than executive officers)	370,813

(1)	Dr. Meade resigned as an officer and employee of the Company on December 1, 2006.

Our executive officers and directors have a financial interest in this proposal to the extent that it increases the number of shares available for issuance under the Incentive Plan to all eligible participants.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors appoints the Audit Committee each year. The mission of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and includes evaluating: the integrity of the financial statements of the Company; the adequacy of the Company’s system of internal controls; the compliance by the Company with legal and regulatory requirements; the qualifications and independence of the Company’s independent auditors; and the performance of the Company’s independent and internal auditors. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements and expressing an opinion as to their conformity with Generally Accepted Accounting Principles.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accountants, the Company’s audited financial statements contained in the Company’s 2006 Annual Report on Form 10-K. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as well as the independence of Ernst & Young LLP from the Company and its management. Ernst & Young LLP provided the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also received from Ernst & Young LLP written confirmations with respect to the non-audit services provided to the Company by Ernst & Young LLP and considered whether the provision of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Ernst & Young LLP. Accordingly, the Audit Committee’s review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s activities do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principals generally accepted in the United States of America or that the Company’s independent auditors are in fact independent.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report to Stockholders and its Annual Report on Form 10-K filed with the SEC and determined, subject to ratification by the Company’s stockholders, to retain Ernst & Young LLP as independent registered public accountants to conduct an integrated audit of the Company’s 2007 consolidated financial statements and internal control over financial reporting as of and for the year ending December 31, 2007.

Mr. William Washecka (Chairman)
Mr. Patrick Van Beneden
Raymond Whitaker, Ph.D.

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by Avalon under the federal securities law, except to the extent that we specifically incorporate it by reference into a document filed by Avalon under the federal securities laws.

PROPOSAL 3 — APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee approved the appointment of Ernst & Young LLP as independent registered public accountants for the 2007 fiscal year, subject to stockholder ratification. The Audit Committee, in making its determination, reviewed the performance of Ernst & Young LLP in prior years as well as the firm’s reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in these respects.

Ernst & Young LLP has served as the Company’s independent registered public accountant since the Company’s inception. Representatives of Ernst & Young LLP will be present at the stockholders’ meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to appropriate questions from the stockholders present.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Principal Accountant Fees and Services

Ernst & Young LLP has been our independent registered public accounting firm since our inception in 1999. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

The following table shows the fees that were billed to Avalon by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005.

Fee Category	2006	2005

Audit Fees	$235,572	$453,952
Audit-Related Fees	—	—
Tax Fees	12,305	11,235
All Other Fees	—	—

Total Fees	$247,877	$465,187

Audit Fees

This category includes fees for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Also included in audit fees are fees in connection with the review of SEC registration statements, issuance of comfort letters and assistance with accounting guidelines on completed transactions.

Audit-Related Fees

We did not pay any other audit-related fees to Ernst & Young LLP in connection with their services in 2006 and 2005.

Tax Fees

This category includes fees for tax compliance services.

All Other Fees

We did not pay any other fees to Ernst & Young LLP in connection with their services in 2006 and 2005.

Pre-Approval of Services

Our Audit Committee has established the following procedures, consistent with its charter, regarding the engagement of Avalon’s independent auditor to perform services for Avalon.

For audit services, the independent auditor provides the Audit Committee with an engagement letter each year outlining the scope of the audit services proposed to be performed during the fiscal year and the proposed fee for such audit services. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its committee meeting.

For non-audit services, it is the practice of the Audit Committee to approve all such services before the independent auditor is engaged to render such services.

The independent auditor must ensure that all audit and non-audit services provided to Avalon have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and for reporting on such fees at least annually to the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information relating to the beneficial ownership of our common stock as of April 15, 2007, by: (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) our named executive officers; and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted in the footnotes, the address for each principal stockholder is in care of Avalon Pharmaceuticals, Inc. at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.

	Number of Shares
	Beneficially Owned	Percentage of Shares
Name of Beneficial Owner	as of April 15, 2007	Beneficially Owned(1)(2)

Kenneth C. Carter, Ph.D.(3)	527,452	3.9%
Gary Lessing(4)	190,389	1.4%
Thomas G. David(5)	107,616	*
David K. Bol, Ph.D.(6)	66,414	*
J. Michael Hamilton, M.D.(7)	12,700	*
James H. Meade, Ph.D.(8)	13,750	*
Alan G. Walton, Ph.D., D.Sc.(9)	883,455	6.7%
Patrick Van Beneden(10)	895,358	6.8%
Michael R. Kurman, M.D.(11)	16,457	*
David S. Kabakoff, Ph.D.(12)	4,374	*
Bradley G. Lorimier(13)	36,254	*
Ivor Royston, M.D.(14)	618,336	4.7%
William A. Scott, Ph.D.(15)	20,766	*
Raymond J. Whitaker, Ph.D.(16)	784,000	6.0%
William H. Washecka(17)	7,291	*
Entities affiliated with Biotechnology Value Fund, L.P.(18)	1,166,666	8.9%
Entities affiliated with Xmark Opportunity Partners, LLC(19)	1,198,871	9.1%
Entities affiliated with EuclidSR Partners, L.P.(20)	760,888	5.8%
Entities affiliated with Forward Ventures IV Associates, LLC(21)	599,646	4.6%
Entities affiliated with GIMV N.V.(22)	895,358	6.8%
Entities affiliated with OBP Management III, L.P.(23)	847,136	6.5%
All directors and officers as a group (16 persons)	4,208,759	29.5%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares of common stock to which the person has sole or shared voting or investment power with respect to shares of common stock including those shares that the person has the right to acquire within 60 days after April 15, 2007, through the exercise of any stock option or other right. Shares of common stock subject to options or rights currently exercisable or exercisable within 60 days of April 15, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or right but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	13,150,924 shares of Avalon common stock were outstanding on April 15, 2007.

(3)	Includes 499,827 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007 and 3,750 shares of common stock held in trust for the benefit of Dr. Carter’s minor child for which Dr. Carter disclaims beneficial ownership.

(4)	Includes 200,436 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(5)	Includes 108,297 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(6)	Includes 69,493 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(7)	Includes (i) 10,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007, and (ii) 2,700 shares of common stock held by Dr. Hamilton’s spouse.

(8)	Includes 13,750 shares of common stock underlying options currently exercisable. Dr. Meade resigned as an executive officer and employee of the Company on December 1, 2006.

(9)	Includes (i) 21,957 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007, and (ii) securities held by entities affiliated with OBP Management III L.P. Dr. Walton disclaims beneficial ownership of the securities held by entities affiliated with OBP Management III L.P. except to the extent of his pecuniary interest therein. Dr. Walton’s business address is c/o Oxford Bioscience Partners, 315 Post Road West, Westport, CT 06880.

(10)	Includes securities held by entities affiliated with GIMV N.V. Mr. Van Beneden disclaims beneficial ownership of the shares held by entities affiliated with GIMV N.V. The business address for Mr. Van Beneden is c/o GIMV N.V., Karel Oomsstraat 37, B-2018, Antwerp, Belgium.

(11)	Includes 16,457 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(12)	Includes 4,374 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(13)	Includes 27,374 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(14)	Includes (i) 11,707 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007, and securities held by entities affiliated with Forward Ventures IV Associates, LLC. Dr. Royston disclaims beneficial ownership of the securities held by entities affiliated with Forward Ventures IV Associates, LLC except to the extent of his pecuniary interest therein. Dr. Royston’s business address is c/o Forward Ventures, 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.

(15)	Includes 20,766 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(16)	Includes (i) 11,707 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007, and (ii) securities held by entities affiliated with EuclidSR Partners, L.P. Dr. Whitaker disclaims beneficial ownership of the securities held by entities affiliated with EuclidSR Partners, L.P. except to the extent of his pecuniary interest therein. Dr. Whitaker’s business address is c/o EuclidSR Partners, 45 Rockefeller Plaza, Suite 3240, New York, NY 10111.

(17)	Includes 7,291 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007.

(18)	Includes (i) 652,972 shares of common stock held by BVF Investments L.L.C. (“Investments”), (ii) 237,275 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (iii) 200,613 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF II”) and (iv) 75,806 shares of common stock held by Investment 10, L.L.C. (“ILL10”). BVF Partners L.P. (“BVF Partners”) and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by BVF, BVF II, Investments and those owned by ILL10, on whose behalf BVF Partners acts as an investment manager and, accordingly, BVF Partners and BVF Inc. have beneficial ownership of all of the shares of the common stock owned by such parties. The address for entities affiliated with Biotechnology Value Fund, L.P. is One Sansome Street, 39th Floor, San Francisco, CA 94104.

(19)	Xmark Opportunity Partners, LLC (“Opportunity Partners”) is the sole member of the investment manager of Xmark Opportunity Fund, L.P. (“Opportunity LP”) and Xmark Opportunity Fund, Ltd. (“Opportunity Ltd.”) and, as such, possesses sole power to vote and direct the disposition of all securities of Avalon held by Opportunity LP and Opportunity Ltd. Mitchell D. Kaye and David C. Cavalier, the Chief Executive Officer and Chief Operating Officer, respectively, of Opportunity Partners, share voting and investment power with respect to all securities held by Opportunity LP and Opportunity Ltd. Opportunity Partners is the investment manager of Xmark JV Investment Partners, LLC (“JV Partners”) and, as such, possesses sole power to vote and direct the disposition of all securities of Avalon held by JV Partners. Messrs. Kaye and Cavalier share voting and investment power with respect to all securities held by JV Partners. As of February 5, 2007, Opportunity LP held 274,030 shares of common stock, Opportunity Ltd held 436,379 shares of common stock and JV Partners held 488,462 shares of common stock. The address for entities affiliated with Xmark Opportunity Partners, LLC is 301 Tresser Blvd., Suite 1320, Stamford, CT 06901.

(20)	Includes (i) 378,569 shares of common stock and 1,875 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007 held by EuclidSR Partners, L.P. and (ii) 378,569 shares of common stock and 1,875 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007 held by EuclidSR Biotechnology Partners, L.P. The address for the entities affiliated with EuclidSR Partners, L.P. is c/o EuclidSR Partners, 45 Rockefeller Plaza, Suite 3240, New York, NY 10111.

(21)	Includes (i) 553,288 shares of common stock and 3,750 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007 held by Forward Ventures IV, L.P. and (ii) 46,358 shares of common stock held by Forward Ventures IV, B, L.P. Forward Ventures IV Associates, LLC is the general partner of Forward Ventures IV, L.P. and Forward Ventures IV, B, L.P. Voting and investment power over these shares is shared by the managing members of Forward Venture Associates, including Dr. Ivor Royston. The address for the entities affiliated with Forward Ventures IV Associates, LLC is c/o Forward Ventures, 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.

(22)	Includes (i) 785,991 shares of common stock and 3,188 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007 held by GIMV N.V. and (ii) 105,616 shares of common stock and 563 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2007 held by Adviesbeheer GIMV Life Sciences N.V. GIMV N.V. exercises voting and investment power over these shares through the members of its investment committee. The address for GIMV N.V. is Karel Oomsstraat 37, B-2018, Antwerp, Belgium.

(23)	Includes (i) 673,261 shares of common stock held by Oxford Bioscience Partners III, L.P., (ii) 95,954 shares of common stock held by Oxford Bioscience Partners (Bermuda) III L.P., (iii) 63,965 shares of common stock held by Oxford Bioscience Partners (Adjunct) III L.P.,(iv) 5,996 shares of common stock held by Oxford Bioscience III Corporation and (v) 7,960 shares of common stock held by mRNA Fund L.P. OBP Management III L.P. is the general partner of Oxford Bioscience Partners III, L.P. and Oxford Bioscience Partners (Adjunct) III L.P. OBP Management (Bermuda) III Limited Partnership is the general partner of Oxford Bioscience Partners (Bermuda) III L.P., and mRNA Partners L.P. is the general partner of mRNA Fund L.P. Voting and investment power over these shares is shared by the respective general partners of OBP Management III L.P., OBP Management (Bermuda) III Limited Partnership and mRNA Partners L.P., including Dr. Alan G. Walton. The address for the entities affiliated with OBP Management III, L.P. is c/o Oxford Bioscience Partners, 315 Post Road West, Westport, CT 06880.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in ownership of shares and other equity securities of Avalon. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in fiscal 2006.

Other Proposals

The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, it is the intention of the proxy holders to vote as recommended by the Board of Directors.

Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting

The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for the Company’s annual meeting of stockholders. For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing and received by the Corporate Secretary of the Company no later than January 1, 2008. Stockholders who wish to submit a proposal at next year’s annual meeting, but do not comply with requirements for inclusion of the proposal in next year’s proxy statement, must submit the proposal in writing, to be received by the Corporate Secretary of the Company no later than March 24, 2008, which date is 45 days before the first anniversary of the date (May 8th) on which this proxy statement is first being mailed to stockholders.

Annual Report on Form 10-K

We are providing to each stockholder as of the record date a copy of our Annual Report on Form 10-K concurrently with this Proxy Statement, as filed with the SEC, except the exhibits to the Form 10-K. We will provide copies of these exhibits upon request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits should be mailed to our Corporate Secretary, Thomas G. David, at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding” potentially provides extra convenience for stockholders and cost savings for companies. Because the Company utilizes the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the annual report and proxy statement, unless the Company receives contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies by contacting us in writing to the Company c/o the Corporate Secretary at the Company’s corporate headquarters. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

If you are a beneficial owner (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/  Thomas G. David
Thomas G. David
Corporate Secretary

Avalon Pharmaceuticals, Inc.
Germantown, Maryland 20876
April 30, 2007

20358 Seneca Meadows Parkway Germantown, Maryland 20876 301-556-9900 Fax: 301-556-9910 www.AvalonRx.com

ANNEX A

AVALON PHARMACEUTICALS, INC.
2005 OMNIBUS LONG-TERM INCENTIVE PLAN

A-i

A-ii

AVALON PHARMACEUTICALS, INC.

2005 OMNIBUS LONG-TERM INCENTIVE PLAN

Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2005 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.  PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.  DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4. “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5. “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6. “Board” means the Board of Directors of the Company.

2.7. “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9. “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10. “Company” means Avalon Pharmaceuticals Inc.

2.11. “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity)

which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12. “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13. “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14. “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15. “Effective Date” means the date of the closing of the IPO.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17. “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20. “Grantee” means a person who receives or holds an Award under the Plan.

2.21. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22. “IPO” means the Company’s first underwritten offering of its Stock to the public pursuant to an effective registration statement under the Securities Act.

2.23. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26. “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.27. “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.28. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.29. “Plan” means this Avalon Pharmaceuticals Inc. 2005 Omnibus Long-Term Incentive Plan.

2.30. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.31. “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.33. “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.34. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.36. “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37. “Stock” means the common stock, par value $.01 per share, of the Company.

2.38. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39. “Stock Unit” means a bookkeeping entry representing the equivalent of one or more shares of Stock (as indicated in the Award Agreement) awarded to a Grantee pursuant to Section 10 hereof.

2.40. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.41. “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.42. “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.43. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.44. “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.  ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall be the Compensation Committee.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option

Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 2,381,582 shares and any shares which become available under the Company’s Amended and Restated 1999 Stock Plan due to forfeitures of outstanding awards under that plan after the Effective Date. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. The last two sentences of the first paragraph of this Section 4 shall not apply to the additional shares of Stock reserved for the substituted or assumed Awards, unless such increase was approved by the stockholders of the Company.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year before or after the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year before or after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.  AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is eight hundred twenty-five thousand shares (825,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is eight hundred and twenty-five thousand (825,000)per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.  AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.  TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2. Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.  TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered). Stock Units may also be referred to as performance shares. If so indicated in the Award Agreement at the time of grant, a Grantee may vest in more than 100% of the number of Stock Units awarded to the Grantee.

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.  TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.  FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.  TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2. Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.  TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the

Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity, (15) revenue, (16) licensing, partnership or other strategic transactions, and (17) product development milestones. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

14.2.3. Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4. Status of Section 14.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.  PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.  REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.  EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:

(i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4. Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.  GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code.

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

ANNUAL MEETING OF STOCKHOLDERS OF AVALON PHARMACEUTICALS, INC.
June 7, 2007
Please complete, date, sign and mail your proxy card
in the envelope provided as soon as possible.
▼Please detach along perforated line and mail in the envelope provided▼

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	To elect eight (8) directors to serve on the Company’s Board of Directors for a term of one year and until their successors are elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Kenneth C. Carter, Ph.D.
		¡	David S. Kabakoff, Ph.D.
☐	WITHHOLD AUTHORITY	¡	Michael R. Kurman, M.D.
	FOR ALL NOMINEES	¡	Bradley G. Lorimier
		¡	Ivor Royston, M.D.
☐	FOR ALL EXCEPT	¡	William A. Scott, Ph.D.
	(See instructions below)	¡	Alan G. Walton, Ph.D., D.Sc.
		¡	William H. Washecka

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment of the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available for issuance under the Incentive Plan from 1,581,582 shares to 2,381,582 shares.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐
The named proxies may vote in their discretion upon such other matters that may properly come before the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE AMENDMENT OF THE 2005 OMNIBUS LONG-TERM INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
If this proxy is properly executed and returned, the shares represented thereby will be voted as directed by the undersigned stockholder. If not otherwise specified, the shares represented by this proxy will be voted “FOR” the election of directors, “FOR” the amendment of the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan from 1,581,582 shares to 2,381,582 shares, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2007.
To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of	Signature of
Stockholder:	Stockholder:

Date:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
AVALON PHARMACEUTICALS, INC.
20358 Seneca Meadows Parkway
Germantown, MD 20876
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Dr. Kenneth C. Carter (Chief Executive Officer and President) and Mr. Thomas G. David (Senior Vice President of Operations, General Counsel and Secretary) as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Avalon Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on April 20, 2007 at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 20358 Seneca Meadows Parkway, Germantown, MD 20876, on June 7, 2007 at 9:30 a.m. (Eastern Time), or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)